Exhibit 99.1

Universal Compression Holdings, Inc.
4444 Brittmoore Road
Houston, Texas 77041
NYSE: UCO

Contact:

David Oatman

Vice President, Investor Relations

713-335-7460

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 8, 2006

UNIVERSAL COMPRESSION REPORTS SECOND QUARTER RESULTS

Houston, August 8, 2006 — Universal Compression Holdings, Inc. (NYSE: UCO) today reported record net income of $21.8 million, or $0.70 per diluted share, in the three months ended June 30, 2006 compared to $20.9 million, or $0.68 per diluted share, in the three months ended March 31, 2006 and $18.1 million, or $0.56 per diluted share, in the prior year period.

Revenue was $218.7 million in the three months ended June 30, 2006 compared to $229.1 million in the three months ended March 31, 2006 and $207.7 million in the prior year period.  EBITDA, as adjusted (as defined below), was $75.2 million in the three months ended June 30, 2006 compared to $76.0 million in the three months ended March 31, 2006 and $65.2 million in the comparable period of the prior year.

Stephen A. Snider, Universal’s Chairman, President and Chief Executive Officer, commented, “Worldwide markets for compression services and products continue to be very active.  Our second quarter results included a 25% increase in diluted earnings per share as compared to the prior period results and reflected continued strong performance from our domestic and international contract compression segments.  Our outlook for the foreseeable future is positive based upon, among other things, favorable industry conditions and continuing healthy order and inquiry levels from our customers.”

Guidance

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  Factors affecting these forward-looking statements are detailed below under the section titled “Forward-Looking Statements.” These statements do not include the potential impact of the proposed initial public offering of Universal Compression Partners, L.P. that was announced on June 27, 2006

MORE

or any acquisition, disposition, merger, joint venture or other material transactions that could occur in the future.

For the three months ending September 30, 2006, we expect revenue of $240 million to $250 million and earnings per diluted share of $0.73 to $0.77.  For the twelve months ending December 31, 2006, we now expect earnings per diluted share of $2.85 to $2.95, compared to previously reported guidance of $2.80 to $2.95.  We continue to expect that revenue will be $950 million to $970 million and capital expenditures, net of sale proceeds, will be $210 million to $240 million in calendar year 2006.

Conference Call

We will host a conference call today, August 8, 2006, at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time, to discuss the quarter’s results and certain other corporate matters.  The conference call will be broadcast live over the Internet to provide interested persons the opportunity to listen.  The call will also be archived for approximately 90 days to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto www.universalcompression.com (click “Investor Home” in the “Investor Relations” section) at least 15 minutes prior to the start of the call.  The replay of the call will be available at the website www.universalcompression.com.

EBITDA, as adjusted, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and gain on termination of interest rate swaps), depreciation and amortization, foreign currency gains or losses, excluding non-recurring items (including facility consolidation costs), and extraordinary gains or losses.

Forward-Looking Statements

Statements about Universal’s outlook and all other statements in this release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal’s control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  In addition to the recently announced proposed initial public offering of Universal Compression Partners, L.P., other factors that could cause results to differ materially from those indicated by such forward-looking statements are the conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for natural gas and the impact on the price of natural gas; employment workforce factors, including our ability to hire, train and retain key employees; our ability to timely and cost-effectively obtain components necessary to conduct our business; changes in political or economic conditions in key operating markets, including international markets; our ability to timely and cost-effectively implement our enterprise resource planning system; and; changes in safety and environmental regulations pertaining to the production and transportation of natural gas.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Universal’s Transition Report on Form 10-K for the nine months ended December 31, 2005 and those set forth from time to time in Universal’s filings with the Securities and Exchange Commission, which are available through our website www.universalcompression.com.  Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

Universal, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2006	2006	2005
Revenue:
Domestic contract compression	$101,460	$94,045	$79,672
International contract compression	35,010	33,293	30,300
Fabrication	38,528	56,309	55,836
Aftermarket services	43,718	45,421	41,876
Total revenue	218,716	229,068	207,684

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Domestic contract compression	35,792	32,914	27,776
International contract compression	8,430	8,397	7,907
Fabrication	33,797	50,105	52,972
Aftermarket services	36,359	35,807	33,047
Depreciation and amortization	30,013	29,799	25,633
Selling, general and administrative	29,461	26,581	20,438
Interest expense, net	14,605	14,057	12,460
Foreign currency (gain) loss	299	(609)	(837)
Other (income) loss, net	(360)	(733)	352
Total costs and expenses	188,396	196,318	179,748

Income before income taxes	30,320	32,750	27,936

Income tax expense	8,504	11,875	9,800

Net income	$21,816	$20,875	$18,136

Weighted average common and common equivalent shares outstanding:
Basic	29,891	29,629	31,800

Diluted	31,040	30,700	32,563

Earnings per share:
Basic	$0.73	$0.70	$0.57

Diluted	$0.70	$0.68	$0.56

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2006	2006	2005
Revenue:
Domestic contract compression	$101,460	$94,045	$79,672
International contract compression	35,010	33,293	30,300
Fabrication	38,528	56,309	55,836
Aftermarket services	43,718	45,421	41,876
Total	$218,716	$229,068	$207,684

Gross Margin:
Domestic contract compression	$65,668	$61,131	$51,896
International contract compression	26,580	24,896	22,393
Fabrication	4,731	6,204	2,864
Aftermarket services	7,359	9,614	8,829
Total	$104,338	$101,845	$85,982

Selling, General and Administrative	$29,461	$26,581	$20,438
% of Revenue	13%	12%	10%

EBITDA, as adjusted	$75,237	$75,997	$65,192
% of Revenue	34%	33%	31%

Capital Expenditures	$59,402	$38,732	$41,886
Proceeds from Sale of PP&E	4,070	1,685	4,400
Net Capital Expenditures	$55,332	$37,047	$37,486

Gross Margin Percentage:
Domestic contract compression	65%	65%	65%
International contract compression	76%	75%	74%
Fabrication	12%	11%	5%
Aftermarket services	17%	21%	21%
Total	48%	44%	41%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income	$21,816	$20,875	$18,136
Income tax expense	8,504	11,875	9,800
Depreciation and amortization	30,013	29,799	25,633
Interest expense, net	14,605	14,057	12,460
Foreign currency (gain) loss	299	(609)	(837)
EBITDA, as adjusted (1)	75,237	75,997	65,192
Selling, general and administrative	29,461	26,581	20,438
Other (income) loss, net	(360)	(733)	352
Gross Margin (1)	$104,338	$101,845	$85,982

	June 30,	March 31,	June 30,
	2006	2006	2005

Debt and Capital Lease Obligations	$898,855	$898,314	$849,463
Stockholders’ Equity	$904,308	$861,278	$876,026
Total Debt to Capitalization	49.8%	51.1%	49.2%

(1) Management believes disclosure of EBITDA, as adjusted and Gross Margin, non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted and Gross Margin, as a supplemental measure to review current period operating performance, a comparability measure and a performance measure for period to period comparisons.  In addition, EBITDA, as adjusted is used by management as a valuation measure.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Horsepower in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2006	2006	2005
Total Available Horsepower (at period end):
Domestic contract compression	1,989	1,968	1,921
International contract compression	595	591	566
Total	2,584	2,559	2,487

Average Operating Horsepower:
Domestic contract compression	1,794	1,803	1,740
International contract compression	549	548	513
Total	2,343	2,351	2,253

Horsepower Utilization:
Spot (at period end)	90.2%	92.2%	91.4%
Average	91.1%	92.1%	90.7%

Fabrication Backlog (in millions)	$275	$228	$73

###